Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
1015 Third Avenue, Suite 1200
Seattle, Washington 98104

CONTACT:	R. Jordan Gates
Chief Financial Officer
	(206) 674-3427	FOR IMMEDIATE RELEASE

EXPEDITORS ANNOUNCES $.39 PER SHARE THIRD QUARTER NET EARNINGS

SEATTLE, WASHINGTON – November 2, 2004, Expeditors International of Washington, Inc. (NASDAQ:EXPD) today announced record quarterly net earnings of $43,107,000 for the third quarter of 2004, compared with $32,558,000 for the same quarter of 2003, an increase of 32%.  Net revenues for the third quarter of 2004 increased 22% to $240,358,000 as compared with $196,849,000 reported for the third quarter of 2003.  Total revenues and operating income were $897,188,000 and $67,420,000 in 2004 compared with $711,469,000 and $49,380,000 for the same quarter of 2003, an increase of 26% and 37%, respectively.  Diluted net earnings per share for the third quarter were $.39 as compared with $.30 for the same quarter in 2003, an increase of 30%.  The company also reported that same store net revenues and operating income increased 21% and 36%, respectively, for the third quarter of 2004 when compared with 2003.

For the nine months ended September 30, 2004, net earnings rose to $112,563,000 from $85,587,000 in 2003, an increase of 32%.  Net revenues for the nine months increased to $665,077,000 from $545,136,000 for 2003, up 22%. Total revenues and operating income for the nine months were $2,382,704,000 and $174,474,000 in 2004 compared with $1,893,528,000 and $128,214,000 for the same period in 2003, increases of 26% and 36%, respectively.  Diluted net earnings per share for the first three quarters of 2004 were $1.02 as compared with $.79 for the same period of 2003, an increase of 29%.  Same store net revenues and operating income increased 21% and 36%, respectively, for the nine months ended September 30, 2004, when compared with the same period of 2003.

“There isn’t a lot we can add to this story as these numbers pretty much speak for themselves.  We continued to experience significant volume increases during the third quarter as our airfreight tonnage was up over 27% while the ocean NVOCC container count increased over 24%.  With increased volumes came margin pressures in both the air and ocean products.  Fortunately, the increases in cargo volume allowed us to compensate for the higher carrier costs, particularly in ocean freight,” said Peter J. Rose, Chairman and Chief Executive Officer.

“Again, all the credit belongs to our employees as their hard work made these results possible,” Rose stated.  “The fourth quarter is shaping up to be a challenge.  In response to ever rising fuel costs, the asset-based carriers are raising surcharges so rapidly that it is a real chore to smoothly communicate market conditions to our customers,” Rose concluded.

Expeditors is a global logistics company.  Headquartered in Seattle, Washington, the company employs trained professionals in 170 offices and 12 international service centers located on six continents linked into a seamless worldwide network through an integrated information management system.  Services include air and ocean freight forwarding, vendor consolidation, customs clearance, marine insurance, distribution and other value added international logistics services.

Expeditors International of Washington, Inc.

3rd Quarter 2004 Earnings Release

November 2, 2004

Expeditors International of Washington, Inc.

Financial Highlights

Three months and Nine months ended

September 30, 2004 and 2003

Unaudited

(in 000’s of US dollars except share data)

	Three months ended September 30,		% Inc.	Nine months ended September 30,		% Inc.
	2004	2003		2004	2003
Revenues	$897,188	$711,469	26%	$2,382,704	$1,893,528	26%
Net revenues	$240,358	$196,849	22%	$665,077	$545,136	22%
Operating income	$67,420	$49,380	37%	$174,474	$128,214	36%
Net earnings	$43,107	$32,558	32%	$112,563	$85,587	32%
Diluted earnings per share	$.39	$.30	30%	$1.02	$.79	29%
Basic earnings per share	$.41	$.31	32%	$1.07	$.82	30%
Diluted weighted average shares outstanding	111,206,168	109,190,930		110,480,254	108,927,724
Basic weighted average shares outstanding	106,255,293	105,042,210		105,663,441	104,636,462

New Office Opened during the 3rd Quarter of 2004:

NORTH AMERICA

Calgary, Canada

Investors may submit written questions via e-mail to:  investor@expeditors.com

Or by fax to:  (206) 674-3459

Questions received by the end of business on November 3, 2004 will be considered in management’s 8-K “Responses to Selected Questions” expected to be filed on or about November 5, 2004.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except share data)

(Unaudited)

	September 30, 2004	December 31, 2003
Assets

Current assets:
Cash and cash equivalents	$377,621	$295,832
Short-term investments	73	82
Accounts receivable, net	596,771	452,551
Deferred Federal and state income taxes	5,512	3,593
Other current assets	26,821	17,941
Total current assets	1,006,798	769,999

Property and equipment, net	270,528	241,702
Goodwill, net	7,774	7,774
Other intangibles, net	9,976	11,163
Other assets	12,286	13,440

	$1,307,362	$1,044,078
Liabilities and Shareholders’ Equity

Current liabilities:
Short-term debt	—	217
Accounts payable	406,606	301,122
Accrued expenses, primarily salaries and related costs	86,625	74,905
Federal, state and foreign income taxes	17,070	10,141
Total current liabilities	$510,301	$386,385

Deferred Federal and state income taxes	$29,388	$8,968

Minority interest	$6,003	$3,224

Shareholders’ equity:
Preferred stock, par value $.01 per share. Authorized 2,000,000 shares; none issued	—	—
Common stock, par value $.01 per share. Authorized 320,000,000 shares; issued and outstanding 106,358,953 shares at September 30, 2004 and 105,056,454 shares at December 31, 2003	1,064	1,051
Additional paid-in capital	39,788	25,491
Retained earnings	718,138	617,216
Accumulated other comprehensive income	2,680	1,743
Total shareholders’ equity	761,670	645,501

	$1,307,362	$1,044,078

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except share data)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Revenues:
Airfreight	$406,754	$307,645	$1,100,231	$861,973
Ocean freight and ocean services	335,908	284,893	859,063	707,217
Customs brokerage and other services	154,526	118,931	423,410	324,338

Total revenues	897,188	711,469	2,382,704	1,893,528

Operating expenses:
Airfreight consolidation	315,694	237,657	844,075	658,735
Ocean freight consolidation	276,886	229,601	703,018	564,102
Customs brokerage and other services	64,250	47,362	170,534	125,555
Salaries and related costs	124,744	103,274	353,716	294,828
Rent and occupancy costs	12,711	12,520	38,077	34,977
Depreciation and amortization	6,806	6,090	19,558	17,792
Selling and promotion	6,769	5,784	20,388	16,423
Other	21,908	19,801	58,864	52,902
Total operating expenses	829,768	662,089	2,208,230	1,765,314

Operating income	67,420	49,380	174,474	128,214

Interest expense	(6)	(16)	(34)	(141)
Interest income	1,436	1,106	3,700	3,360
Other, net	524	829	2,325	3,466

Other income, net	1,954	1,919	5,991	6,685

Earnings before income taxes and minority interest	69,374	51,299	180,465	134,899

Income tax expense	24,688	18,311	64,220	48,141

Net earnings before minority interest	44,686	32,988	116,245	86,758

Minority interest	(1,579)	(430)	(3,682)	(1,171)

Net earnings	$43,107	$32,558	$112,563	$85,587

Diluted earnings per share	$0.39	$0.30	$1.02	$0.79

Basic earnings per share	$0.41	$0.31	$1.07	$0.82

Weighted average diluted shares outstanding	111,206,168	109,190,930	110,480,254	108,927,724

Weighted average basic shares outstanding	106,255,293	105,042,210	105,663,441	104,636,462

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2004	2003	2004	2003
Operating Activities:
Net earnings	$43,107	$32,558	$112,563	$85,587
Adjustments to reconcile net earnings to net cash provided by operating activities:
Provision for losses on accounts receivable	2,063	426	2,307	340
Deferred income tax expense	8,155	3,555	18,035	6,841
Tax benefits from employee stock plans	4,597	1,826	14,637	5,071
Depreciation and amortization	6,806	6,090	19,558	17,792
Gain on sale of property and equipment	(18)	(64)	(66)	(146)
Impairment write down of other assets	—	—	2,000	—
Other	860	1,049	2,408	2,734
Changes in operating assets and liabilities:
Increase in accounts receivable	(72,797)	(76,911)	(147,409)	(64,226)
Increase in other current assets	(409)	(9,311)	(8,974)	(20,059)
Increase in minority interest	931	430	2,750	234
Increase in accounts payable and other current liabilities	40,041	52,131	124,690	61,622

Net cash provided by operating activities	33,336	11,779	142,499	95,790

Investing Activities:
Decrease (increase) in short-term investments	7	(46)	8	(43)
Purchase of property and equipment	(29,232)	(4,301)	(49,525)	(13,194)
Proceeds from sale of property and equipment	153	151	440	289
Other	(1)	(380)	227	(384)

Net cash used in investing activities	(29,073)	(4,576)	(48,850)	(13,332)

Financing Activities:
Borrowings (repayments) of short-term debt, net	3	(440)	(210)	(1,324)
Proceeds from issuance of common stock	14,949	13,165	26,440	18,222
Repurchases of common stock	(14,984)	(13,083)	(26,768)	(18,510)
Dividends paid			(11,642)	(8,368)

Net cash used in financing activities	(32)	(358)	(12,180)	(9,980)

Effect of exchange rate changes on cash	931	1,735	320	8,658

Increase in cash and cash equivalents	5,162	8,580	81,789	81,136

Cash and cash equivalents at beginning of period	372,459	284,415	295,832	211,859

Cash and cash equivalents at end of period	377,621	292,995	377,621	292,995

Interest and taxes paid:
Interest	5	15	37	139
Income tax	7,459	18,211	34,206	53,623

Certain 2003 amounts have been reclassified to conform to the 2004 presentation.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC. AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited)

	United States	Other N. America	Far East	Europe	Australia/ New Zealand	Latin America	Middle East	Elimi- nations	Consoli- dated
Three months ended September 30, 2004

Revenues from unaffiliated customers	$166,438	19,836	522,274	123,740	11,503	15,086	38,311		897,188
Transfers between geographic areas	$19,254	1,267	3,000	4,778	1,366	1,569	1,753	(32,987)	—
Total revenues	$185,692	21,103	525,274	128,518	12,869	16,655	40,064	(32,987)	897,188

Net revenues	$96,495	11,215	68,925	41,288	6,636	5,673	10,126		240,358
Operating income	$20,892	1,953	32,324	6,969	1,804	1,165	2,313		67,420
Identifiable assets at quarter end	$660,037	43,787	251,407	265,921	21,517	19,004	35,973	9,716	1,307,362
Capital expenditures	$23,516	354	3,570	854	165	480	293		29,232
Depreciation and amortization	$3,383	307	1,084	1,290	173	195	374		6,806
Equity	$827,659	16,548	180,835	75,683	13,769	5,010	16,112	(373,946)	761,670

Three months ended September 30, 2003

Revenues from unaffiliated customers	$131,237	16,061	410,668	105,459	8,624	9,702	29,718		711,469
Transfers between geographic areas	$12,584	621	1,778	2,880	1,001	1,085	849	(20,798)	—
Total revenues	$143,821	16,682	412,446	108,339	9,625	10,787	30,567	(20,798)	711,469

Net revenues	$80,094	9,070	56,792	34,602	5,026	3,594	7,671		196,849
Operating income	$16,255	1,641	24,365	4,341	1,113	342	1,323		49,380
Identifiable assets at quarter end	$526,857	30,535	195,111	229,081	17,615	14,862	26,746		1,040,807
Capital expenditures	$2,100	175	740	900	27	92	267		4,301
Depreciation and amortization	$3,061	321	792	1,317	169	143	287		6,090
Equity	$650,269	10,793	145,826	54,755	11,940	2,231	11,295	(273,723)	613,386

Nine months ended September 30, 2004

Revenues from unaffiliated customers	$455,227	55,923	1,343,241	354,655	31,992	39,025	102,641		2,382,704
Transfers between geographic areas	$50,536	3,014	8,187	13,098	3,799	4,668	4,595	(87,897)	—
Total revenues	$505,763	58,937	1,351,428	367,753	35,791	43,693	107,236	(87,897)	2,382,704

Net revenues	$266,206	31,180	188,474	118,332	18,275	15,569	27,041		665,077
Operating income	$49,001	6,256	87,341	19,567	4,428	2,433	5,448		174,474
Identifiable assets at quarter end	$660,037	43,787	251,407	265,921	21,517	19,004	35,973	9,716	1,307,362
Capital expenditures	$31,013	1,405	8,211	5,175	741	1,205	1,775		49,525
Depreciation and amortization	$10,054	876	2,877	3,737	474	530	1,010		19,558
Equity	$827,659	16,548	180,835	75,683	13,769	5,010	16,112	(373,946)	761,670

Nine months ended September 30, 2003

Revenues from unaffiliated customers	$381,429	48,307	1,033,973	294,443	22,504	26,162	86,710		1,893,528
Transfers between geographic areas	$26,221	1,405	4,842	7,662	2,864	3,019	2,354	(48,367)	—
Total revenues	$407,650	49,712	1,038,815	302,105	25,368	29,181	89,064	(48,367)	1,893,528

Net revenues	$223,358	26,067	151,886	98,473	13,577	10,057	21,718		545,136
Operating income	$40,269	4,860	63,086	12,172	2,626	1,331	3,870		128,214
Identifiable assets at quarter end	$526,857	30,535	195,111	229,081	17,615	14,862	26,746		1,040,807
Capital expenditures	$5,646	888	2,825	2,360	179	330	966		13,194
Depreciation and amortization	$9,279	944	2,289	3,685	475	400	720		17,792
Equity	$650,269	10,793	145,826	54,755	11,940	2,231	11,295	(273,723)	613,386